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                                                                     Exhibit 3.3

                                 SECOND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          COINMACH LAUNDRY CORPORATION

      Coinmach Laundry Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

      1.    The name of the Corporation is Coinmach Laundry Corporation.

      2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on the 31st day of March, 1995 under the name SAS Acquisitions Inc. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on the 17th day of July, 1995. A Certificate of Ownership and Merger was filed with the Secretary of State of the State of Delaware on the 30th of November, 1995. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on the 30th of November, 1995. A Certificate of Amendment of the Certificate of Incorporation, changing the Corporation's name from "SAS Acquisitions Inc." to "Coinmach Laundry Corporation" was filed with the Secretary of State of the State of Delaware on the 1st of May, 1996. A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on the 18th of July, 1996. A Certificate of Designation of the Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on the 18th of July, 1996. A Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on the 9th of June, 1998. A Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on the 30th of July, 1998. A Certificate of Ownership and Merger was filed with the Secretary of State of the State of Delaware on the 13th of July, 2000.

      3. By written consent of the Board of Directors of the Corporation held on July 31, 2003, a resolution was duly adopted pursuant to Sections 141 and 245 of the General Corporate Law of the State of Delaware, setting forth a proposed amendment and restatement of the Restated Certificate of Incorporation and declaring the proposed amendment and restatement advisable. The sole stockholder of the Corporation duly approved and adopted the proposed amendment and restatement of the Restated Certificate of Incorporation by written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

      4. The Restated Certificate of Incorporation, as so amended and restated, is entitled the Second Restated Certificate of Incorporation of Coinmach Laundry Corporation and reads in its entirety as follows:

      FIRST: The name of the Corporation is Coinmach Laundry Corporation.

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      SECOND: The address of the corporation's registered office in the State of
Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of The State of Delaware.

      FOURTH:

                              A. AUTHORIZED SHARES

            The total number of shares of capital stock which the Corporation has authority to issue is 76,082 shares, which is divided into three classes as follows:

            (1) 22 shares of Class A Preferred Stock, par value $25.00 per share, with the rights and preferences designated in Part B below (the "Class A Preferred Stock");

            (2) 60 shares of Class B Preferred Stock, par value $25.00 per share, with the rights and preferences designated in Part C below) (the "Class B Preferred Stock" and together with the Class A Preferred Stock, the "Preferred Stock"), divided into two series as follows:

                  (i) 55 shares of Class B1 Preferred Stock (the "Class B1 Preferred Stock"); and

                  (ii) 5 shares of Class B2 Preferred Stock (the "Class B2 Preferred Stock"); and

            (3) 76,000 shares of Common Stock, par value $2.50 per share, with the rights and preferences designated in Part D below (the "Common Stock").

      The shares of Preferred Stock and Common Stock shall have the rights, preferences, and limitations set forth below. Capitalized terms used but not otherwise defined herein are defined in Part E of this Article FOURTH.

                  B. CLASS A PREFERRED STOCK TERMS

            Section 1. Dividends

            1A.   General Obligation. When and as declared by the Corporation's
Board of Directors and to the extent permitted under the Delaware General Corporation Law and not prohibited under any credit facility to which the Corporation is a party, the Corporation shall pay preferential dividends in cash to the holders of Class A Preferred Stock as provided in this Section 1 of Part
B. Dividends on each share of Class A Preferred Stock (each, a "Class A Preferred Share") shall accrue on a daily basis at the rate of 12.5% per annum (the "Class A Dividend Rate") of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Class A Preferred Share to and

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including the first to occur of (i) the date on which the Liquidation Value of such Class A Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or (ii) the redemption of such Class A Preferred Share by the Corporation or
(iii) the date on which such Class A Preferred Share is otherwise acquired by the Corporation; provided that, commencing on November 15, 2002, the Class A Dividend Rate shall increase to 14.0% per annum. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus, or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Class A Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Class A Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Class A Preferred Share.

            1B.   Dividend Reference Dates. To the extent not paid on March 31,
June 30, September 30 and December 31 of each year, beginning September 30, 2000 (the "Class A Dividend Reference Dates"), all dividends which have accrued on each Class A Preferred Share outstanding during the three-month period (or other period in the case of the initial Class A Dividend Reference Date) ending upon each such Class A Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Class A Preferred Share until paid to the holder thereof.

            1C.   Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Class A Preferred Shares held by each such holder.

            Section 2. Liquidation.

            Upon any liquidation, dissolution, or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Class A Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class A Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution, or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Class A Preferred Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2 of Part B, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Class A Preferred Shares held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution, or winding up to each record holder of Class A Preferred Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class A Preferred Share, each Class B Preferred Share and each share of Common Stock in connection with such liquidation, dissolution, or winding up.

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            Section 3. Priority of Class A Preferred Stock on Dividends and
Redemptions.

            So long as any Class A Preferred Stock remains outstanding, without the prior written consent of the holders of no less than 70% of the outstanding shares of Class A Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary to issue any equity securities having rights or preferences equal or senior to those of the Class A Preferred Stock or redeem purchase, or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may repurchase Junior Securities (i) from present or former employees of the Corporation and its Subsidiaries in accordance with employment agreements in effect on such repurchase, issuance or acquisition date, as the case may be, with respect to such employees and (ii) pursuant to the Stockholders Agreement.

            Section 4. Redemptions.

            4A.   Optional Redemptions. To the extent not prohibited under any credit facility to which the Corporation is a party, the Corporation (upon approval by the Board) may at any time and from time to time redeem all or any portion of the Class A Preferred Shares then outstanding. Upon any such redemption, the Corporation shall pay a price per Class A Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

            4B.   Mandatory Redemption. The Corporation shall redeem the Class A
Preferred Shares on July 5, 2010 (the "Class A Mandatory Redemption Date") at a price per Class A Preferred Share equal to the Liquidation Value thereof (plus accrued and unpaid dividends thereon). The Corporation shall not enter into any credit facility or other agreement relating to the incurrence of indebtedness that would, by its terms, restrict or limit the Corporation from redeeming any Class A Preferred Stock on the Class A Mandatory Redemption Date.

            4C.   Redemption Payments. For each Class A Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Class A Preferred Share) an amount in immediately available funds equal to the Liquidation Value of such Class A Preferred Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Class A Preferred Shares on any Redemption Date are insufficient to redeem the total number of Class A Preferred Shares to be redeemed on each date, then those funds which are legally available shall be used to redeem the maximum possible number of Class A Preferred Shares pro rata among the holders of the Class A Preferred Shares to be redeemed based upon the aggregate Liquidation Value of such Class A Preferred Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Class A Preferred Shares, such funds shall immediately be used to redeem the balance of the Class A Preferred Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

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            4D.   Notice of Redemption. Except as otherwise provided herein or in an agreement with a holder of Class A Preferred Shares, the Corporation shall mail written notice of each redemption of any Class A Preferred Shares to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Class A Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Class A Preferred Shares shall be issued to the holder thereof without cost of such holder within five business days after surrender of the certificate representing the redeemed Class A Preferred Shares.

            4E.   Determination of the Number of Each Holder's Class A Preferred
Shares to be Redeemed. The number of Class A Preferred Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Class A Preferred Shares determined by multiplying the total number of Class A Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Class A Preferred Shares then held by such holder and the denominator of which shall be the total number of Class A Preferred Shares then outstanding.

            4F.   Dividends After Redemption Date. No Class A Preferred Share
shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Class A Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Class A Preferred Share. On such date, all rights of the holder of such Class A Preferred Share shall cease, and such Class A Preferred Share shall no longer be deemed to be issued and outstanding.

            4G.   Redeemed or Otherwise Acquired Class A Preferred Shares. Any
Class A Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold, or transferred.

            4H.   Other Special Redemptions.

            (i) Change in Ownership. If a Change in Ownership has occurred or if the Corporation obtains knowledge that a Change in Ownership has or is proposed to occur, then the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Class A Preferred Stock, but in any event such notice shall not be given later than the later of (x) five (5) days following the Corporation's obtaining knowledge of a Change in Ownership and (y) ten (10) days prior to the occurrence of such Change in Ownership. The Corporation shall give each holder of Class A Preferred Stock prompt written notice of any material change in the terms or timing of such Change in Ownership, which Notice shall not be given later than the ten days prior to the occurrence of such transaction. To the extent not prohibited under any credit facility to which the Corporation is a party, any holder of the Class A Preferred Shares then outstanding may require the Corporation to redeem all or any portion of the Class A Preferred Shares owned by such holder at a price per Class A Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation's notice and (b) five (5) days prior to the consummation of the Change in Ownership.

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            Upon receipt or deemed receipt of such election(s), the Corporation shall be obligated to redeem all of the Class A Preferred Shares specified pursuant to this Section 4H(i) of Part B to be redeemed on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt or deemed receipt of such election(s). If any proposed Change in Ownership does not occur, then all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, then any holder of Class A Preferred Stock may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

            (ii) Fundamental Change. If a Fundamental Change is proposed to occur, then the Corporation shall give written notice of such Fundamental Change described in reasonable detail the material terms and date of occurrence thereof to each holder of Class A Preferred Stock not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Class A Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. To the extent not prohibited under any credit facility to which the Corporation is a party, any holder of the Class A Preferred Shares then outstanding may require the Corporation to redeem all or any portion of the Class A Preferred Shares owned by such holder at a price per Class A Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) ten (10) days prior to the consummation of the Fundamental Change or (b) ten (10) days after receipt of notice from the Corporation.

            Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Class A Preferred Shares specified pursuant to this Section 4H(ii) of Part B to be redeemed upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, then all requests for redemption in connection, therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, then any holder of Class A Preferred Shares may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

            (iii) Redemption After Public Offering. To the extent not prohibited under any credit facility to which the Corporation is a party, if the holders of more than a majority of the outstanding Class B1 Preferred Shares request that the Corporation redeem their Class B1 Preferred Shares with proceeds from any Public Offering pursuant to the terms of such Class B1 Preferred Stock, then the Corporation shall also apply the net cash proceeds from such Public Offering remaining after deduction of all discounts, underwriters' commissions, and other reasonable expenses to redeem Class A Preferred Shares at a price per Class A Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of any Public Offering and related redemption of Class A Preferred Stock, which notice shall in any event be given no later than five (5) days prior to the consummation of such Public Offering. Such redemption shall take place on a date fixed by the Corporation, which date shall be not more than five (5) days after the Corporation's receipt of such Public Offering proceeds.

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            (iv)  Other Redemptions or Acquisitions. To the extent not prohibited under any credit facility to which the Corporation is a party, the Corporation may, and may permit any Subsidiary to, redeem or otherwise acquire any Class A Preferred Shares (i) as expressly authorized herein or (ii) pursuant to a purchase offer made pro-rata to all holders of Class A Preferred Shares on the basis of the number of Class A Preferred Shares owned by each such holder, and in no other circumstances. Notwithstanding anything to the contrary herein, the Corporation shall not redeem or otherwise acquire any Class A Preferred Shares without offering to redeem or otherwise acquire Class A Preferred Shares from all holders thereof on a pro rata basis.

            Section 5. Voting Rights.

            Except as otherwise required by applicable law or as otherwise provided herein, the Class A Preferred Shares shall have no voting rights; provided that each holder of Class A Preferred Shares shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

            Section 6. Registration of Transfer.

            The Corporation shall keep at its principal office a register for the registration of Class A Preferred Stock. Upon the surrender of any certificate representing Class A Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute, and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefore representing in the aggregate the number of Class A Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Class A Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Class A Preferred Shares represented by the surrendered certificate.

            Section 7. Replacement.

            Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing Class A Preferred Shares, and in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Class A Preferred Shares of such class represented by such lost, stolen, destroyed, or mutilated certificate and dated the date of such lost, stolen, destroyed, or mutilated certificate, and dividends shall accrue on the Class A Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed, or mutilated certificates.

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            Section 8. Amendment and Waiver.

            No amendment, modification, or waiver shall be binding or effective with respect to any provision of Part A(1) of Article Four, or this Part B, including, but not limited to, amendments or modifications to the defined terms used herein, without the prior written consent of the holders of at least 70% of the Class A Preferred Shares outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity and the Class A Preferred shares may not be converted into another security, asset or cash unless the Corporation has obtained the prior written consent of the holders of at least 70% of the Class A Preferred Shares then outstanding.

            Section 9. Notices.

            Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, or by facsimile and shall be deemed to have been given when so mailed, upon machine-generated acknowledgment of receipt after transmittal by facsimile, or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing to the Corporation by any such holder).

            Section 10. Fractional Shares.

            A holder of a fraction of a Class A Preferred Share shall be entitled to exercise fractional voting rights (if any), to receive dividends and redemption payments thereon and to participate in the assets of the corporation in the event of liquidation, in each case proportionate to such fractional interest.

                        C. CLASS B PREFERRED STOCK TERMS

            Section 1. Dividends.

            1A. General Obligation. Unless prohibited under any credit facility to which the Corporation is a party, when and as declared by the Corporation's Board of Directors and to the extent permitted under the Delaware General Corporation Law and subject to Part B hereof, the Corporation shall pay preferential dividends in cash to the holders of Cash B Preferred Stock after dividends on the Class A Preferred Stock have been paid or set apart for payment (to the extent such Class A Preferred Stock may be entitled thereto) as provided in this Section 1 or Part C. Dividends on each share of Class B Preferred Stock (each such share, a "Class B Preferred Share") shall accrue on a daily basis at the rate of 8.0% per annum (the "Class B Dividend Rate") of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Class B Preferred Share to and including the first to occur of (i) the date on which the Liquidation Value of such Class B Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or (ii) the redemption of such Class B Preferred Share by the Corporation or
(iii) the date on which such Class B Preferred Share is

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otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus, or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Class B Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Class B Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Class B Preferred Share.

            1B. Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 2000 (the "Class B Dividend Reference Dates"), all dividends which have accrued on each Class B Preferred Share outstanding during the three-month period (or other period in the case of the initial Class B Dividend Reference Date) ending upon each such Class B Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Class B Preferred Share until paid to the holder thereof.

            1C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class B Preferred Shares, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Class B Preferred Shares held by each such holder.

            Section 2. Liquidation.

            Upon any liquidation, dissolution, or winding up of the Corporation (whether voluntary or involuntary), each holder of Class B Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any shares of Common Stock and only after full distribution or payment is made upon the Class A Preferred Shares in accordance with Part B hereof, an amount in cash equal to the aggregate Liquidation Value of all Class B Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class B Preferred Shares of such class shall not be entitled to any further payment. If, upon any such liquidation, dissolution, or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Class B Preferred Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2 of Part C, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Class B Preferred Shares held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution, or winding up to each record holder of Class B Preferred Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class A Preferred Share, each Class B Preferred Share, and each share of Common Stock in connection with such liquidation, dissolution, or winding up.

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            Section 3. Priority of Class B Preferred Stock on Dividends and
Redemptions.

            The Corporation shall not redeem any Class B1 Preferred Shares so long as any Class A Preferred Shares remain outstanding. So long as any Class B Preferred Stock remains outstanding, without the prior written consent of the holders of no less than a majority of the outstanding shares of Class B Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary to redeem, purchase, or otherwise acquire directly or indirectly any shares of Common Stock, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any shares of Common Stock; provided that the Corporation may repurchase Common Stock (i) from present or former employees of the Corporation and its Subsidiaries in accordance with employment agreements in effect on such repurchase, issuance or acquisition date, as the case may be, with respect to such employees and (ii) pursuant to the Stockholders Agreement.

            Section 4. Redemptions.

            4A.   Optional Redemptions. Subject to Part B hereof, to the extent not prohibited under any credit facility to which the Corporation is a party, the Corporation (upon approval by the Board) may at any time and from time to time redeem all or any portion of the Class B1 Preferred Shares then outstanding. Upon any such redemption, the Corporation shall pay a price per Class B1 Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

            4B.   Mandatory Redemption. Subject to Part B hereof, the
Corporation shall redeem the Class B1 Preferred Shares on July 5, 2010 (the "Class B1 Mandatory Redemption Date") at a price per Class B1 Preferred Share equal to the Liquidation Value thereof (plus accrued and unpaid dividends thereon). The Corporation shall not enter into any credit facility or other agreement relating to the incurrence of indebtedness that would, by its terms, restrict or limit the Corporation from redeeming any Class B1 Preferred Stock on the Class B1 Mandatory Redemption Date.

            4C.   Redemption Payments. Subject to Part B hereof, for each Class
B1 Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Class B1 Preferred Share) an amount in immediately available funds equal to the Liquidation Value of such Class B1 Preferred Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Class B1 Preferred Shares on any Redemption Date are insufficient to redeem the total number of Class B1 Preferred Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Class B1 Preferred Shares pro rata among the holders of the Class B1 Preferred Shares to be redeemed based upon the aggregate Liquidation Value of such Class B1 Preferred Shares held by each such holder (plus all accrued and unpaid dividends thereon). Subject to Part B hereof, at any time thereafter when additional funds of the Corporation are legally available for the redemption of Class B1 Preferred Shares, such funds shall immediately be used to redeem the

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balance of the Class B1 Preferred Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

            4D.   Notice of Redemption. Except as otherwise provided herein, the
Corporation shall mail written notice of each redemption of any Class B1 Preferred Shares to each record holder of Preferred Stock not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Class B1 Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Class B1 Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Class B1 Preferred Shares.

            4E.   Determination of the Number of Each Holder's Class B1
Preferred Shares to be Redeemed. The number of Class B1 Preferred Shares to be redeemed from each holder thereof in redemption hereunder shall be the number of Class B1 Preferred Shares determined by multiplying the total number of Class B1 Preferred Shares to be redeemed pursuant hereto times a fraction, the numerator of which shall be the total number of Class B1 Preferred Shares then held by such holder and the denominator of which shall be the total number of Class B1 Preferred Shares then outstanding.

            4F.   Dividends After Redemption Date. No Class B1 Preferred Share
shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Class B1 Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Class B1 Preferred Share. On such date, all rights of the holder of such Class B1 Preferred Share shall cease, and such Class B1 Preferred Share shall no longer be deemed to be issued and outstanding.

            4G.   Redeemed or Otherwise Acquired Class B1 Preferred Shares. Any
Class B1 Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold, or transferred.

            4H.   Other Special Redemptions.

            (i) Change in Ownership. If a Change in Ownership has occurred or if the Corporation obtains knowledge that a Change in Ownership has or is proposed to occur, then the Corporation shall given prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of occurrence thereof to each holder of Class B1 Preferred Stock, but in any event such notice shall not be given later than the later of (x) five (5) days following the Corporation's obtaining knowledge of a Change in Ownership and (y) ten (10) days prior to the occurrence of such Change in Ownership, and the Corporation shall give each holder of Class B1 Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. To the extent not prohibited under any credit facility to which the Corporation is a party and subject to Part B hereof, the holder or holders of a majority of the Class B1 Preferred Shares then outstanding may require the Corporation to redeem all or any portion of the Class B1 Preferred Shares owned by such holders at a price per Class B1 Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation's notice and (b) five
(5) days prior to the consummation of the Change in Ownership (the "Class B1 Expiration Date"). If the holder or holders of a majority of the Class B1 Preferred Shares then outstanding so require the Corporation to redeem all or any portion of the Class B1 Preferred Shares owned by such holders, then the Corporation shall given prompt written notice of any such election to all other holders of Class B1 Preferred Shares within five days after the receipt thereof, and each such holder of Class B1 Preferred Shares shall have until the later of
(a) the Class B1 Expiration Date or (b) ten (10) days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Class B Preferred Shares owned by such holder.

            Upon receipt or deemed receipt of such election(s), the Corporation shall be obligated to redeem all of the Class B1 Preferred Shares specified pursuant to this Section 4H(i) of Part C to be redeemed on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt or deemed receipt of such election(s). If any proposed Change in Ownership does not occur, then all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, then any holder of Class B1 Preferred Stock may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

            (ii) Fundamental Change. If a Fundamental Change is proposed to occur, then the Corporation shall given written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Class B1 Preferred Stock not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Class B1 Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. To the extent not prohibited under any credit facility to which the Corporation is a party and subject to Part B hereof, the holder or holders of a majority of the Class B1 Preferred Shares then outstanding, may require the Corporation to redeem all or any portion of the Class B1 Preferred Shares owned by such holders at a price per Class B1 Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) ten (10) days prior to the consummation of the Fundamental Change or (b) ten (10) days after receipt of notice from the Corporation. If the holder or holders of a majority of the Class B1 Preferred Shares then outstanding so require the Corporation to redeem all or any portion of the Class B1 Preferred Shares owned by such holders in accordance herewith, then the Corporation shall given prompt written notice of such election to all other holders of Class B1 Preferred Shares (but in any event within five (5) days prior to the consummation of the Fundamental Change), and each such holder shall have until two (2) days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Class B1 Preferred Shares owned by such holder.

            Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Class B1 Preferred Shares specified pursuant to this Section 4H(ii) of Part C to be redeemed upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, then all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, then any holder of Class B1 Preferred Shares may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

            (iii) Redemption After Public Offering. To the extent not prohibited under any credit facility to which the Corporation is a party, holder(s) of more than 50% of the outstanding Class B1 Preferred Shares may request that the Corporation apply the net cash proceeds from any Public Offering remaining after deduction of all discounts, underwriters' commissions, and other reasonable expenses to redeem Class B1 Preferred Shares, subject to Part B hereof, at a price per Class B1 Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of any Public Offering, which notice shall in any event be given no later than twenty (20) days prior to the consummation of such Public Offering. The holders of the Class B1 Preferred Shares shall have until five (5) days after the receipt of such notice or the date of consummation of such Public Offering to require (by delivery of written notice to the Corporation) the Corporation to redeem all or a portion of the Class B1 Preferred Shares held by and owned by such holder. Such redemption shall take place on a date fixed by the Corporation, which date shall be not more than five (5) days after the Corporation's receipt of such Public Offering proceeds.

            (iv) Other Redemptions or Acquisitions. To the extent not prohibited under any credit facility to which the Corporation is a party and subject to Part B hereof, the Corporation may, and may permit any Subsidiary to, redeem or otherwise acquire any Class B Preferred Shares (i) as expressly authorized herein; or (ii) pursuant to an agreement with any employee of the Corporation that has been approved by the Corporation's Board of Directors; or
(iii) pursuant to a purchase offer made pro rata to all holders of Class B1 Preferred Shares on the basis of the number of Class B1 Preferred Shares owned by each such holder, and in no other circumstances. Notwithstanding anything to the contrary herein, the Corporation shall not redeem or otherwise acquire any Class B1 Preferred Shares without offering to redeem or otherwise acquire Class B1 Preferred Shares from all holders thereof on a pro rata basis.

            Section 5. Voting Rights.

            Except as otherwise required by applicable law or as otherwise provided herein, the Class B Preferred Shares shall have no voting rights; provided that each holder of Class B Preferred Shares shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

            Section 6. Registration of Transfer.

            The Corporation shall keep at its principal office a register for the registration of Class B Preferred Stock. Upon the surrender of any certificate representing Class B Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Class B Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Class B Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class B Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Class B Preferred Shares represented by the surrendered certificate.

            Section 7. Replacement.

            Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing Class B Preferred Shares, and in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Class B Preferred Shares of such class represented by such lost, stolen, destroyed, or mutilated certificate and dated the date of such lost, stolen, destroyed, or mutilated certificate, and dividends shall accrue on the Class B Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed, or mutilated certificate.

            Section 8. Amendment and Waiver.

            No amendment, modification, or waiver shall be binding or effective with respect to any provision of Part A(2) of Article FOURTH or this Part C, including, but not limited to, amendments or modifications to the defined terms used herein, without the prior written consent of the holders of a majority of the Class B Preferred Shares outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity and the Class B Preferred Shares may not be converted into another security, asset or cash unless the Corporation has obtained the prior written consent of the holders of a majority of the Class B Preferred Shares then outstanding.

            Section 9. Notices.

            Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, or by facsimile and shall be deemed to have been given when so mailed, upon machine-generated acknowledgment of receipt after transmittal by facsimile, or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing to the Corporation by any such holder).

            Section 10. Fractional Shares.

            A holder of a fraction of a Class B Preferred Share shall be entitled to exercise fractional voting rights (if any), to receive dividends and redemption payments thereon and to participate in the assets of the corporation in the event of liquidation, in each case proportionate to such fractional interest.

                                 D. COMMON STOCK

            Section 1. Voting Rights.

            Except as otherwise provided in this Part D or as otherwise required by applicable law, each holder of Common Stock shall be entitled to one (1) vote for every full share on all matters to be voted on by the stockholders of the Corporation.

            Section 2. Dividends.

            After dividends on the Preferred Stock shall have been paid or set apart for payment (to the extent such Preferred Stock may be entitled thereto), subject to the provisions of Section 1 of Part B and to the provisions of
Section 1 of Part C, the Corporation's Board of Directors may declare a dividend upon the Common Stock out of the unrestricted and unreserved surplus of the Corporation and to the extent not prohibited by any credit facility to which the Corporation is a party. As and when dividends are declared or paid thereon, whether in cash, property, or securities of the Corporation, the holders of Common Stock shall be entitled to participate in such dividends ratably based on the number of shares of Common Stock ("Common Shares") held by each such holder.

            Section 3. Liquidation.

            Subject to the provisions of the Preferred Stock, the holders of the Common Stock shall be entitled to participate ratably based on the number of Common Shares held by such holder in all distributions to the holders of Common Stock in any liquidation, dissolution, or winding up of the Corporation.

            Section 4. Registration of Transfer.

            The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of the Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

            Section 5. Replacement.

            Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed, or mutilated certificate and dated the date of such lost, stolen, destroyed, or mutilated certificate.

            Section 6. Notices.

            All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

            Section 7. Fractional Shares.

            A holder of a fraction of a Common Share shall be entitled to exercise fractional voting rights, to receive dividends thereon and to participate in any distributions to the holders of Common Shares in the event of liquidation, in each case proportionate to such fractional interest.

                             E. CERTAIN DEFINITIONS

            "Affiliate" of a Person means any direct or indirect general or limited partner or member of such Person, or any employee of owner thereof, or any other person, entity or investment fund controlling, controlled by or under common control with such Person, and will include, without limitation, its owners and employees.

            "Board" means the Corporation's Board of Directors.

            "Change in Ownership" means (i) any sale, transfer, or issuance or series of sales, transfers, and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the Investors, owning more than 50% of the Common Stock outstanding at the time of such sale, transfer, or issuance or series of sales, transfers, and/or issuances or (ii) the transfer or series of related transfers by GTCR-CLC, LLC and its Affiliates (to Persons who are not Affiliates of GTCR-CLC, LLC) of shares of Common Stock representing more than 50% of the outstanding Common Stock as of the date of the last such transfer.

            "Common Stock" means, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution, or winding up of the Corporation.

            "Fundamental Change" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of each class of the Preferred Stock are not changed, and the Preferred Stock is not exchanged for cash, securities, or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

            "GIC" means GIC Special Investments Pte Ltd.

            "Investors" means GTCR-CLC, LLC, GIC, the TCW/Crescent Purchasers, and their respective Affiliates.

            "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Class A Preferred Stock.

            "Liquidation Value" of any Preferred Share as of any particular date shall be equal to $1,000.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof.

            "Public Offering" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

            "Redemption Date" as to any Class A Preferred Share or any Class B Preferred Share means the date specified in the notice of any redemption at the Corporation's option or at the holder's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Class A Preferred Share or Class B Preferred Share, as applicable (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

            "Stock Purchase Agreements" means, collectively, the Stock Purchase Agreement between the Corporation and GTCR-CLC, LLC dated on or about July 5, 2000, and the Stock Purchase Agreement among the Corporation, GIC and the TCW/Crescent Purchasers dated on or about July 5, 2000, as each may be amended from time to time in accordance with their respective terms.

            "Stockholders Agreement" means that Stockholders Agreement dated on or about July 5, 2000, by and among GTCR-CLC, LLC, GIC, the TCW/Crescent Purchasers and certain individuals as such agreement may be amended from time to time in accordance with its terms.

            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of equity securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association, or other business entity. Reference to any "Subsidiary" of the Corporation shall be given effect only at such times as the Corporation has one or more Subsidiaries.

            "TCW/Crescent Purchasers" means, collectively, TCW/Crescent Mezzanine Partners II, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Trust II, a Delaware business trust, TCW Leveraged Income Trust, L.P., a Delaware limited partnership, TCW Leveraged Income Trust II, L.P., a Delaware limited partnership and TCW Leveraged Income Trust IV, L.P., a Delaware limited partnership (each individually a "TCW/Crescent Purchaser").

      FIFTH: The Corporation is to have perpetual existence.

      SIXTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

      SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors in the by-laws of the Corporation. Election of the directors need not be by written ballot unless the by-laws of the Corporation so provide.

      EIGHTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      NINTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

      TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

      IN WITNESS WHEREOF, the undersigned does hereby certify that the facts hereinabove stated are truly set forth and, accordingly, hereby executes this Second Restated Certificate of Incorporation on this 5th day of August, 2003.

                                             COINMACH LAUNDRY CORPORATION


                                             By:  /s/ Stephen R. Kerrigan
                                                 _______________________________
                                                 Name: Stephen R. Kerrigan
                                                 Title: Chief Executive Officer